Exhibit 4.2

NUMBER	NUMBER C SHARES SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP

SABAN CAPITAL ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF $0.0001 EACH OF

SABAN CAPITAL ACQUISITION CORP.

(THE “COMPANY”)

transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A Ordinary Shares if it is unable to complete a business combination by             , 2018 all as more fully described in the Company’s final prospectus dated             , 2016.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

SABAN CAPITAL ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the general counsel of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                      hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.
Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated                    , 2016, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by             ,         2018, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance and timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares if it does not consummate and initial business combination by             , 2018, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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